Exhibit 99.1

News Release

Media contact:

Nicole Alexander

+1.316.676.3212

Nicole_Alexander@hawkerbeechcraft.com

www.hawkerbeechcraft.com

Twitter: @HBCnews

Hawker Beechcraft Names Karin-Joyce “KJ” Tjon as Chief Financial Officer

WICHITA, Kan. (Sept. 6, 2011) – Hawker Beechcraft Corporation (HBC) today announced the appointment of Karin-Joyce “KJ” Tjon as its new Chief Financial Officer (CFO). Tjon joins the company’s Senior Leadership Team and will be responsible for the management and direction of the company’s finance and accounting organization.

Tjon brings more than 20 years of experience in all facets of management and international corporate finance in both public and private environments. She joins HBC from Alvarez & Marsal, LLC, a leading global professional services firm, where she spent approximately 10 years, most recently as Managing Director. Tjon has held CFO positions for several companies in a variety of industries, such as manufacturing, transportation, and telecommunications, where she built world-class international finance teams. She has also worked on numerous performance improvement projects in the areas of cash management, operations and acquisition integration.

Tjon holds an MBA in finance from Columbia University’s Graduate School of Business and a bachelor’s degree in management and organizational behavior from Ohio University.

Hawker Beechcraft Corporation is a world-leading manufacturer of business, special mission, light attack and trainer aircraft – designing, marketing and supporting aviation products and services for businesses, governments and individuals worldwide. The company’s headquarters and major facilities are located in Wichita, Kan., with operations in Salina, Kan.; Little Rock, Ark.; Chester, England, U.K.; and Chihuahua, Mexico. The company leads the industry with a global network of more than 100 factory-owned and authorized service centers. For more information, visit www.hawkerbeechcraft.com.

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Hawker Beechcraft Names Karin-Joyce “KJ” Tjon as Vice President and Chief Financial Officer – Page 2

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This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including statements that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results may differ significantly from those envisaged by our forward-looking statements. Among the factors that could cause actual results to differ materially from those described or implied in the forward-looking statements are general business and economic conditions, production delays resulting from lack of regulatory certifications and other factors, competition in our existing and future markets, lack of market acceptance of our products and services, the substantial leverage and debt service resulting from our indebtedness, loss or retirement of key executives and other risks disclosed in our filings with the Securities and Exchange Commission.